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                                                                  EXHIBIT 10.7.1


                                 LEASE AGREEMENT

                      VENTURE TECHNOLOGY CENTER VI BUILDING

                     THE WOODLANDS, MONTGOMERY COUNTY, TEXAS



         THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the 15th day of August, 1995, ("Effective Date") between THE WOODLANDS CORPORATION, a Delaware corporation ("Lessor"), whose address for purposes hereof is 2201 Timberloch Place, The Woodlands, Texas 77380, and TENNECO BUSINESS SERVICES INC., a Delaware Corporation ("Lessee"), whose address, for the purposes hereof is 8401 New Trails Drive, The Woodlands, Texas 77381.

         1. Premises. Upon the terms, provisions and conditions hereinafter set forth, Lessor does hereby lease, demise and let to Lessee, and Lessee does hereby lease and take from Lessor that certain building ("Building" or "Premises") containing 71,000 rentable square feet of floor space, a floor plan of which is attached hereto as Exhibit "A", together with all appurtenances thereto, located at 8401 New Trails Drive, The Woodlands, Montgomery County, Texas. The Building is located on a tract of land containing 6,495 acres, as described in Exhibit "A-1" attached hereto ("Land"). At no additional cost, Lessee shall also have the exclusive right to use 300 parking spaces in the parking areas provided by Lessor on the Land and to use all access drives for access to the parking spaces.

         2. Term. The term of this Lease ("Term") shall commence on April 1, 1996 ("Commencement Date"), and shall expire on March 31, 2006. ("Termination Date"), subject to earlier termination as hereinafter provided. Lessor agrees to promptly commence construction of the Building in accordance with Exhibit "B" attached hereto and shall use its best efforts to have the Premises, including all tenant improvements to be made by Lessor pursuant to Exhibit "B", substantially completed and ready for occupancy on or before the Commencement Date. If the Premises are not substantially complete and ready for occupancy on or before the Commencement Date set forth herein, said date subject to extension due to delays caused by Lessee or events of force majeure or weather delays, then the Commencement Date and Termination Date of the Lease shall be extended 1 day for each day of such delay. Notwithstanding anything contained herein to the contrary, if the Premises are not substantially complete and ready for occupancy by July 1, 1996, which date shall not be extended for any reason, including force majeure and weather delays, except for delays caused by Lessee, Lessee shall have the right to terminate the Lease by written notice to Lessor. Lessee agrees to execute a memorandum setting forth the Commencement Date and Termination Date on or prior to the actual Commencement Date of the Lease.

         3. Use. Lessee shall use the entire Premises solely for office and research purposes, and for no other use.

         4. Security Deposit. INTENTIONALLY DELETED.

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         5. Base Rent. The Base Rent, which Lessee hereby agrees to pay to
Lessor monthly, in advance, at Lessor's address stated above, shall be, as follows:

                  Lease Years      Monthly Base Rent 1/12th of
                  -----------      ---------------------------

                     1 - 5         $6.19 Per Rentable Square Foot of
                                            Floor Space in the Premises Per Year
                     6 - 10        $7.69 Per Rentable Square Foot of
                                            Floor Space in the Premises Per Year

Base Rent payments shall be due and payable on the first day of each calendar month during the Term hereof, without offset or deduction. A late charge of 10% shall be added to any payment of Base Rent or Additional Rent which remains unpaid after more than 10 business days after written notice thereof from Lessor. "Lease Year" shall be that period commencing on the Commencement Date and ending 12 months thereafter.

         6. Additional Rent. Lessee agrees to pay all Operating Expenses (as defined in Section 7 below) Within 90 days following the completion of each calendar year, Lessor will provide to Lessee a statement showing in reasonable detail the Operating Expenses for the preceding calendar year, the Additional Rent due and Lessor's reasonable estimate of Operating Expenses for the then current calendar year. Lessee shall, on or before 30 days following receipt of said statement, pay to Lessor the amount of Additional Rent due as provided herein, less the amount of Additional Rent paid in advance (if any) during the preceding calendar year. Any overpayment will be credited by Lessor to the next rental payment(s) due or refunded to Lessee upon Lessee's request. Lessee agrees to pay Additional Rent each month thereafter, in addition to Base Rent, in an amount necessary to amortize the estimated Operating Expenses for the then current calendar year over a period equal to the lesser of (i) the number of months remaining in the Term or (ii) the number of months remaining in the current calendar year. Notwithstanding that the Term has expired or been terminated, Lessee shall remain liable for and agrees to pay to Lessor within 30 days following receipt of an invoice therefor, its portion of Operating Expenses for the calendar year (or portion thereof) during which the Term expired or was terminated. Lessee shall have the right, at its expense and at a reasonable time, to audit Lessor's books relevant to the Additional Rent due under this Section. If an error is found in the amount of Additional Rent in excess of 3%, Lessor will reimburse Lessee for the cost of the audit, not to exceed $1,000.00. Lessee also agrees to pay to Lessor, as Additional Rent, a management fee ("Management Fee"). During the calendar year 1996 (ending December 31, 1996) the Management Fee shall be $20,000 (prorated monthly during the Term as hereinafter provided). Beginning in the second Lease Year the Management Fee shall be increased or decreased by the amount of increase or decrease, if any, in the Consumer Price Index published by the Department of Labor for the Houston Metropolitan Area for all wage earners (or equivalent index chosen by Lessor if said index is no longer published) for the prior year. Lessee agrees to pay the Management Fee each month, in addition to other Additional Rent and Base Rent, during each calendar year of the Term in an amount necessary to amortize the Management Fee for the then current calendar year over a 12 month period. For the calendar year in which the Term begins or ends, Lessee shall only be responsible for the amortized Management Fee for the months of each such calendar year that the Lease is in force. It is understood and agreed that the estimated Operating Expenses for calendar year 1996 will be approximately $4.60 per net rentable square feet of floor space in the Premises (with tax abatement) if the Building were

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in existence for the full calendar year 1996.

         7. Operating Expenses. The term "Operating Expenses", as used in this Lease, means all of Lessor's costs to operate and maintain the Land and the Building, including, but not limited to, (except to the extent and only to the extent same are Lessor's obligation to pay or furnish under the other provisions of this Lease), all sums expended by Lessor, or in the case of major repairs or improvements having a life expectancy in excess of 1 year, an amortized portion of such sums, whether or not such repair or improvement is properly chargeable to capital expenses or capital improvements under generally accepted accounting principals, in connection with providing heating, air conditioning, utilities, janitorial services and supplies, "courtesy guard" services, elevator maintenance, landscaping, parking area maintenance and lighting, and general maintenance and repairs. Operating Expenses shall also include all ad valorem taxes or assessments and Annual Assessments of The Woodlands Commercial Owners Association, which accrue against the Building or the Land during the Term, together with all insurance premiums, if any, which Lessor is required to pay or deems necessary to pay, with respect to the Building or the Land. It is understood and agreed that Operating Expenses shall not include those items set forth on Exhibit "D" attached hereto.

         8. Services to be Furnished by Lessor. Lessor covenants and agrees to provide and pay for, as part of Operating Expenses, the following:

                  A. Gas and electricity;

                  B. Hot and cold water at those points of supply specified in the building plans and specifications and in the tenant finish work plans and specifications;

                  C. Central heat and air conditioning, as per drawings of the Building furnished to Lessee at the times determined by Lessee.

                  D. Janitor and waste disposal service as set out in the specifications attached hereto as Exhibit "E" five days a week, except on Lessee's holidays, a list of which will be delivered to Lessor on or before January 1 of each year of the Term. The list of Lessee's holidays for calendar year 1996 shall be delivered to Lessor prior to the Commencement Date;

                  E. Except as otherwise expressly stipulated herein, Lessor shall make, do and perform all maintenance or repairs of any kind or character on the Land, parking areas, the Building and all building machinery and components, which shall include the painting and repair of walls, floors, corridors, windows and other structures and equipment serving the Premises, and such repairs and maintenance thereto as may be necessary because of damage or negligence by persons other than Lessee, its agents, employees, invitees, licensees or visitors; and

                  F. Maintenance upon request by Lessee, of Lessee's leasehold improvements for a sum equal to Lessor's actual cost of such maintenance plus l0% overhead.

         Failure by Lessor to any extent to furnish these defined services or any cessation thereof which results from causes beyond the control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement herein. In the event of any

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such interruption, however, Lessor shall use reasonable diligence during normal business hours to restore such service in any circumstance in which such restoration is within the reasonable control of Lessor.

         The costs of the Services provided by Lessor shall not exceed competitive costs for the services. Upon Lessee's written request, Lessor shall secure bids for the services rendered and re-bid the services if costs are not competitive or change contractors if the services performed are not satisfactory to Lessee.

         9. Peaceful Enjoyment. Lessee shall and may peacefully have, hold and enjoy the Premises for the Term, subject to the terms and conditions of this Lease, provided that Lessee pays the rentals and other sums herein recited and performs all of its covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors and assigns, but only with respect to breaches occurring during its and their respective ownership of Lessor's interest hereunder.

         10.      Covenants of Lessee.

                  A. Payment. Lessee shall pay all rent and other sums provided to be paid to Lessor hereunder at the time and in the manner herein provided.

                  B. Repairs by Lessee. Lessee shall pay to Lessor all of Lessor's actual costs and expenses, plus 10% overhead, to repair or replace any damage or injury done to the Building or any part thereof (except improvements installed by Lessee and normal wear and tear), caused by Lessee or Lessee's agents, employees, invitees, licensees or visitors. Said sums shall constitute Additional Rent due with the next payment of Base Rent.

                  C. Waste or Damage. Lessee shall not commit or allow any waste or damage to be committed to any portion of the Building or the Land, and at the termination of this Lease by lapse of time or otherwise, shall deliver up the Premises to Lessor in as good condition as at the commencement date of this Lease, ordinary wear and tear excepted.

                  D. Alterations Additions and Improvements. Lessee shall not make or allow to be made any alterations or physical additions in or to the Premises which affect the structural integrity of the Premises without first obtaining the written consent of Lessor, which consent shall not be unseasonably withheld or delayed. Any and all alterations, additions or improvements shall be made at Lessee's sole expense. All such alterations, additions or improvements shall, upon completion, become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise; provided, however this clause shall not apply to removable equipment or furniture owned by Lessee and which can be removed without damage to the Building or the Premises. Lessee agrees to provide Lessor with as-build drawings of alterations and improvements Lessee makes to the Premises. Lessor agrees that Lessee may make initial improvements to the Premises on the terms set forth in Exhibit "B" attached hereto.

                  E. Lessee's Duty to Provide Security. Lessee, at Lessee's own cost and expense at all

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         times during the term of this Agreement, agrees to provide and be responsible for the safety and security of the Premises.

                  F. Use and Insurance Rates. Lessee shall not use or permit the Premises to be used for any other purpose than that stated in Section 3 hereof, or occupy1 use or permit any portion of the Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extrahazardous on account of fire, or permit anything to be done which would in any way increase the rate of fire insurance on the Building or its contents. If an increase in the fire and extended coverage insurance premiums paid by Lessor for the Building is caused by Lessee's use and occupancy of the Premises, then Lessee shall pay as Additional Rent due with the next payment of Base Rent after written notice, the full amount of such increase, in addition to all other sums due hereunder.

                  G. Compliance With Laws. Lessee shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, and municipal governments, including all municipal and road utility districts and municipal utility districts, departments, commissions, boards and officers thereof, or any other body exercising similar functions, which now or hereafter may be applicable to the Premises, the improvements in the Premises, or to the use or manner of use of the Premises or the improvements, including but not limited to, all environmental laws and the Americans With Disabilities Act. In the event of a violation of any environmental law by lessee, Lessee shall conduct a Standard 1 cleanup so that there is a total and complete removal of all contaminates from the Premises. No such cleanup shall be subject to a risk reduction standard and no deed recordation notice shall be recorded by Lessee against the Premises.

                  H. Compliance With Rules and Regulations. Lessee will comply with the Rules and Regulations of the Building, a copy of which are attached hereto as Exhibit "C". Lessor may amend said Rules and Regulations, from time to time, if reasonably necessary for the safety, care or cleanliness of the Building, provided that no amendment shall alter any covenant or provision contained in this Lease. Lessee agrees to comply with any amendment which is made to said Rules and Regulations in compliance with the terms of this paragraph.

                  I. Entry by Lessor. Lessee shall permit Lessor or Lessor's agents, representatives, or employees to enter upon the Premises at reasonable times, and upon having given Lessee reasonable advance notice, (a) to inspect the Premises, to determine whether Lessee is in compliance with the terms of this Lease; (b) to show the Premises to prospective purchasers, mortgagees, beneficiaries under trust deeds, or insurers (but as to prospective lessees only during the last 7 months of the Term), and (c) to make repairs, improvements, additions and alterations thereto, as Lessor is permitted to make according to the terms of the Lease. Any inspections of the Premises pursuant to this subparagraph shall be at Lessor's cost and expense; provided, however, in the event it is determined by Lessor that an environmental study should be conducted on the Premises and said environmental study determines that Lessee has not complied with all then existing environmental laws, Lessee shall reimburse Lessor for the cost of the study within 15 days after receipt of an invoice setting forth the cost, and Lessee shall promptly take all action necessary to remedy any noncompliance discovered by such study in accordance with subparagraph F hereinabove.

                  J. Nuisance. Lessee shall conduct its business and control its agents, employees,

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         invitees and visitors in such a manner as not to create a nuisance or interfere with, annoy or disturb any other tenant in the Building or Lessor in its management of the Building.

         11. Liens. In the event that any mechanic's, materialmen's, or other lien shall at any time be filed against the Premises, the Building or the Land purporting to be for work, labor, services or materials performed for or furnished to Lessee or anyone holding the Premises through or under Lessee, or arising out of any alleged act or omission of Lessee, Lessee shall forthwith cause the same to be properly bonded or released. If Lessee shall fail to cause such lien to be bonded or released within 15 days after being notified of the filing thereof, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same by posting a bond or paying the amount claimed to be due, and the amount so paid by Lessor, and all costs and expenses incurred by Lessor in procuring the discharge of such lien, including reasonable attorney's fees, shall be due and payable by Lessee to Lessor as Additional Rent on the first day of the next succeeding month. Notice is hereby given that Lessor shall not be liable for any labor or materials furnished to Lessee upon credit, and that no mechanics', materialmen's or other liens for any such labor or materials shall attach to or affect the estate or interest of Lessor in and to the Land or Building.

         12. Subordination. Lessee agrees that this Lease is and shall be subordinate to any mortgage or deed of trust which may now or hereafter encumber the Building or the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, that the holder of any such mortgage or deed of trust shall agree that Lessee shall not be disturbed in its possession of the Premises or its rights hereunder terminated or amended by the mortgagee, any purchaser at or in lieu of foreclosure or other party so long as Lessee is not in default under this Lease. In confirmation of such subordination, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may reasonably request. In the event of the enforcement by the trustee or the beneficiary under a mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the lessee of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by
(i) any payment of Base Rent or Additional Rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease; (ii) any amendment or modifications under this Lease made without the written consent of such trustee, beneficiary, or successor in interest; (iii) any default by the prior owner or landlord in the observance or performance of any of its covenants or obligations hereunder any right of offset which Lessee may have had against the prior owner or landlord. Upon request by any successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for. It is understood and agreed that Lessor shall use reasonable efforts to obtain a commercially reasonable Nondisturbance, Attornment and Subordination Agreement from all mortgagees of the Premises.

         Within 15 days after Lessor's request, Lessee agrees to execute an estoppel certificate or other agreement certifying to Lessor and/or any mortgagee of the Building such facts and agreeing to such reasonable notice provisions as such mortgagee may request in connection with Lessor's financing, subject, however, to the non-disturbance rights of Lessee above-described. In addition, Lessee hereby irrevocably appoints Lessor its attorney in fact to execute in its place and stead any such estoppel certificate or other instrument required under this Section.

                  13. Condemnation. If the whole or any part of the Premises shall be taken under the power of

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eminent domain, this Lease shall terminate as to the part so taken on the date
Lessee is required to yield possession thereof to the condemning authority. Lessor shall make such repairs and alterations as may be necessary in order to restore the part not taken to a useful condition, and the Base Rent shall be reduced proportionately to the portion of the Premises so taken. If the amount of the Premises so taken substantially impairs the usefulness of the Premises for the purposes set forth in Section 3, either party may terminate this Lease within 30 days after Lessee is dispossessed, effective as of the date when Lessee is required to yield possession. All compensation awarded for any taking shall belong to and be the property of Lessor.

         14. Fire and Casualty. In the event of a fire or other casualty in the Premises, Lessee shall immediately give notice thereof to Lessor. If the Premises, through no fault or neglect of Lessee, its agents, employees, invitees, licensees or visitors, shall be destroyed by fire or other casualty so as to render the Premises unrenantable, the rental herein shall be reduced proportionally to the portion of the Premises rendered unrenantable until such time as the Premises are made tenantable by Lessor. If from such cause the same shall be so damaged that Lessor shall decide not to rebuild, then all rent and other sums owed hereunder up to the time of such destruction or casualty shall be paid by Lessee, arid thenceforth this Lease shall cease and come to an end. Notwithstanding anything contained herein to the contrary, if Lessor decides to rebuild the Premises and the repairs are contemplated to take more than 180 days after the date of the casualty or completed within the last 12 months of the Term, Lessee may terminate the Lease on written notice to Lessor if Lessor is unable to provide alternate space acceptable to Lessee for the period the Premises are unrenantable.

         15. Casualty Insurance. Lessor shall, at all times during the Term, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, insuring Lessor's interest in the Building against loss or damage by fire and other hazards within the coverage of a Texas standard form of fire and extended coverage policy, for the full replacement value thereof, with payments for losses thereunder payable solely to Lessor or its designee. Lessee may maintain in force a like policy insuring Lessee's interest in any furniture, equipment, machinery, goods or supplies which Lessee may bring or obtain upon the Premises, or any improvements which Lessee may construct thereon.

         16. Liability Insurance. Lessor and Lessee shall each maintain, at its expense, at all times during the Term, a policy or policies of commercial general liability insurance, with the premiums thereon fully paid in advance, issued by (i) an insurance company or companies rated "A-" or higher under the most current edition of A.M. Best's Key Rating Guide, (ii) a Lloyds of London underwriter, or (ii) an insurance company agreed to by Lessor. All insurers must be licensed to do business in the State of Texas. The insurance shall afford protection of not less than $2,000,000 combined single limit bodily injury and property damage per occurrence. The policy or policies shall name Lessor as an additional insured. As to any injury or damage occurring in or on the Premises, Lessee's insurance shall be primary. As to any injury or damage occurring outside of the Premises, to the extent that Lessee and Lessor have overlapping insurance coverage, the allocation of coverage between the policies shall be based upon the percentage of legal responsibility of the named insured under each policy. Lessee's policy shall contain an agreement by the insurer that such policy, or policies may not be cancelled or materially modified without 30 days' prior notice to Lessor. Lessee shall provide Lessor a copy of the required policy or policies, or a certificate evidencing the required coverage, before beginning any work in the Premises or taking occupancy of same. Additionally, Lessee shall provide Lessor evidence of the renewal of each policy at least 30 days before the expiration of the policy. Notwithstanding anything contained herein to the contrary, Lessee shall have the right to self-insure,

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as to the insurance requirements set forth herein; provided, Lessee shall no longer be permitted to self-insure it its net worth shall fall below $10,000,000.00.

         17. Release of Claims: Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each waive any and all right of recovery, claim, action or cause of action against the other and its partners (if any), and the agents, officers , and employees of the other party or its partners, for any loss or damage

                  (i) to the Premises, the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements or any other cause which could have been insured against under a Texas standard form of fire and extended coverage insurance policy, or

                  (ii) arising out of any business interruption, including but not limited to loss of profits, by reason of fire, the elements or any other cause,

regardless of cause or origin, including the sole or concurrent negligence of the other party or its partners, or the agents, officers, or employees of the other party or its partners. Lessor and Lessee covenant that no insurer shall hold any right of subrogation against the other party for any losses which could be insured against under a Texas standard broad from policy of fire and extended coverage insurance regardless of whether a policy is in force at the time of the loss. This Section shall Survive the termination of this Lease

         18. Release and Indemnification by Lessee. Subject to Section 17 above, Lessee releases and agrees to defend, indemnify and hold Lessor and its partners, and the agents, officers and employees of Lessor or its partners, harmless from and against all claims or causes of action for damage or injury or death to persons or property occurring on or in the Premises, unless caused by the negligent or willful act or omission of Lessor.

         19. Holding Over. In the event of holding over by Lessee after the expiration or termination of the Term and without the written consent of Lessor, Lessee shall pay monthly rent equal to 150% of the amount of all Base Rent and Additional Rental payable during the last month of the Term. Further, Lessee shall indemnify Lessor against all claims for damages by any other lessee to whom Lessor may have leased all or any part of the Premises. No holding over by Lessee, either with or without the consent and acquiescence of Lessor, shall operate to extend the Lease for a longer period than I month. Any holding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month.

         20. Default by Lessee. If (a) Lessee defaults in the timely payment of any sum to be paid by Lessee under this Lease and said default continues for more than 10 days after Lessor delivers written notice to Lessee as described in
Article 25 hereof; (b) Lessee defaults in the performance of any of its other duties or obligations under this Lease and such default Continues for 20 days after Lessor delivers written notice to Lessee as described in Article 25 hereof, except that said 20 day period will be extended up to 45 days if Lessee commences to cure the default within the 20 day period and diligently proceeds to cure the default; (c) any of the following actions occur and Lessee fails to Vigorously contest and cause same to be removed, dismissed, or vacated within 30 days from the date of entry or filing: (i) Lessee's interest under this Lease is levied on under execution or other legal process, or (ii) any petition is filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or (iii) any petition under the Bankruptcy Code is filed or other action taken to reorganize or modify Lessee's capital structure, or (iv) Lessee is declared insolvent according to law, or (v) any general assignment of Lessee's property is made for the benefit of creditors, or (vi) a receiver or trustee is appointed for Lessee or its property; (d) if Lessee is a corporation, Lessee ceases to exist as a corporation in good standing in the State of Texas; or (e) if Lessee is a partnership or other entity, Lessee is dissolved or otherwise liquidated, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease and thereupon, at Lessor's option, Lessor may have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

                  A. Lessor may terminate this Lease and forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Premises, including the cost of the removal and storage of any of Lessee's possessions left within the Premises, (ii) the unpaid Base Rent and Additional Rent earned at the time of termination, plus interest thereon at the lesser of 18% or the then maximum interest rate permitted to be charged by applicable law ("Interest") from the due date until paid, (iii) the balance of the Base Rent and Additional Rent for the remainder of the Term, less the present fair market rental value (allowing a reasonable period for reletting) of the Premises for said period, both discounted to their present values at the rate of 12 % per annum (provided said sum shall not be less than zero), and (iv) any other sum of money and damages owed by Lessee to Lessor.

                  B. Without terminating this Lease, Lessor may terminate Lessee's right of possession and repossess the Premises by forcible entry and detainer suit or otherwise, without demand or notice of any kind to Lessee. If Lessor pursues this remedy, Lessor may, but shall not be obligated to, relet the Premises for Lessee's account, for such rent and upon such terms and conditions as Lessor deems satisfactory. For the purpose of such reletting, Lessor is authorized to decorate or to make any repairs, changes, alterations or modifications in or to the Premises as it deems necessary to prepare the Premises to relet at Lessee's expense. If Lessor fails to relet the Premises, then Lessee shall pay to Lessor as damages a sum equal to the amount of the Base Rent and Additional Rent provided for in this Lease for such period or periods. If Lessor relets the Premises and fails to realize a sufficient sum from such reletting after deducting (a) the due and unpaid Base Rent and Additional Rent, (b) the accrued Interest thereon,
         (c) the cost of recovering possession, (d) the costs and expenses of all decorations, repairs, changes, alteration and modifications, and
         (e) the expense of such reletting and the collection of the rent accruing therefrom, then Lessee shall pay to Lessor any such deficiency upon demand from time to time. Lessor may file one or more suits to recover any sums falling due under this Section from time to time. Any reletting shall not be an election by Lessor to terminate this Lease unless Lessor gives a written notice of such intention to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous default.

                  C. Lessor may change the locks on the Premises and not return the new key to the Lessee unless the Lessee cures the default(s). The Lessor will not have to give the Lessee a new key unless the Lessee cures the default(s); and the new key will be provided only during Lessor's regular business hours.

         21. Waiver. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or at equity.

         22. Lien for Rent. INTENTIONALLY DELETED.

         23. Assignment by Lessor. Lessor shall have the right to sell, transfer or assign, in whole or in part, all of its rights and obligations hereunder and in the Building and the Land. In such event and upon the assumption by such transferee of Lessor's obligations hereunder, no further liability or obligation shall thereafter accrue against Lessor hereunder. Lessee may assign this Lease or any interest therein, sublet the Premises or any part thereof or any right or privilege appurtenant thereto, and permit any other person, firm or entity to occupy or use the Premises or any portion thereof without obtaining the written consent of Lessor. An assignment or sublease shall not release Lessee from liability for the continued performance of the terms and provisions to be kept and performed by Lessee hereunder, unless Lessor specifically and in writing releases Lessee from said liability. Lessee covenants and agrees that in the event the subletting or assignment is to be arranged through public advertisement or listing of any kind, Lessee will treat any such applications for sublease or assignment received from public advertising or listing in a uniform manner and will award leases according to objective standards. No decision on any application shall be made on the grounds of the applicant's race, color, religion, sex, handicap, familial status, or national origin.

         25. Transfer of Control. INTENTIONALLY DELETED.

         26. Notices. Any notice required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been given: (a) on the 3rd business day after being properly deposited in certified or registered U.S. mail, return receipt requested, or (b) when delivered by a reputable overnight courier, providing confirmation of delivery, to Lessor at 2201 Timberloch Place, The Woodlands, Texas 77380, Attn: Property Management, and to Lessee at the Premises, Attn: Vice President, with a copy to 1010 Milam, P.O. Box 2511, Houston, Texas 77252, Attn: Legal Department. The place to which such notices shall be sent may be changed by either party giving notice of such change to the other party in the manner hereinabove provided.

         27. Severability. If any of the provisions of this Lease shall contravene or be invalid under the laws of the particular state, county, or jurisdiction where applied, such contravention or invalidity shall not invalidate the Lease or any other portions thereof and the remainder of this Lease or the application thereof to other persons or circumstances shall not be affected thereby.

         28. Corporate Authority. If Lessee signs as a corporation, each of the persons executing this Lease on behalf of Lessee represents and warrants that Lessee is a duly organized and existing corporation, that Lessee has and is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions.

         29. Title. This Lease is subject to all matters of record in the Real Property Records of

Montgomery County. By execution of the Lease, Lessee consents to all plats and replats of the Land, if any, in compliance with all applicable laws.

         30. Not an Offer. The submission of this Lease to Lessee shall not be construed as an offer, nor shall Lessee have any rights with respect thereto unless Lessor executes a copy of this Lease and delivers the same to Lessee.

         31. Exhibits, Riders and Addenda. This Lease also includes and incorporates herein for all purposes all attached Exhibits, Riders, and Addenda, if any.

         32. Joint and Several Tenancy. If more than one person executes this Lease as Lessee, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease as a Lessee.

         33. Binding Effect. This Lease shall be binding upon and inure to the benefit of the heirs, successors or assigns of Lessor and Lessee, subject to the limitation on subleasing and assignment herein contained.

         34. Entire Agreement. This Lease shall constitute the sole and only agreement of Lessor and Lessee with regard to the lease of the Premises, and shall supercede any prior or contemporaneous oral or written agreements. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

         35. Pronouns. Pronouns which refer to either Lessor or Lessee shall be construed to mean the appropriate number and gender intended.

         36. Force Majeure. If either party shall be delayed or prevented from: the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability, such as inability to obtain financing or a party's lack of capital, excepted), performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended by a period equal to the period of such delay; provided, however, nothing in this Section shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee hereunder, except as may be expressly provided elsewhere in this Lease.

         37. General. Time is of the essence of this Lease. All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease shall be declared to be a Texas lease, and all of the terms hereof shall be construed according to the laws of the State of Texas. Said Lease shall be performable only in Montgomery County, Texas, and venue for any action hereunder shall be exclusively in Montgomery County, or in the Southern District of Texas, Houston Division, as appropriate.

         IN TESTIMONY WHEREOF, the parties hereto have executed this Lease in duplicate counterparts, each of which shall constitute an original but collectively shall constitute only one document, such execution to be effective on the date first above written.

                                 LESSOR

                                 THE WOODLANDS CORPORATION


Date:                            By: /s/ Michael H. Richmond
     ------------------------       --------------------------------------------
                                 Name: Michael H. Richmond
                                 Title: Executive Vice President





                                 LESSEE

                                 TENNECO BUSINESS SERVICES INC.


Date:                            By: /s/ Matthew W. Appel
     ------------------------       --------------------------------------------
                                 Name: Matthew W. Appel
                                 Title: President

                          THE WOODLANDS RESEARCH FOREST
                                   6.495 ACRES

Being a 6.495 acre tract of land situated in Montgomery County, Texas in the Henry Applewhite Survey, A-51, and being all of Restricted Reserve "B", of Medical Research Park Section 5 as recorded in Cabinet "G", Sheet 68-B of the Montgomery County Map Records and being more particularly described by metes and bounds as follows with all control referred to the Texas State Plane Coordinate System, Lambert Projection, South Central Zone:

BEGINNING at a 5/8 inch iron rod with an aluminum cap found for the north corner of said Restricted Reserve "B", common to the east corner of Reserve "A" of Medical Research Park Section 6 as recorded in Cabinet "H", Sheet 41-A of the Montgomery County Map Records located in the southwest right-of-way line of New Trails County Map Records. Said POINT OF BEGINNING having a Texas State Plan Coordinate Value of X = 3,111,141.82, Y = 871,852.83 and being N 48'34'13" W,
1,581.93 feet from the southeast corner of said Henry Applewhite Survey, A-51, common to the southwest corner of the James Stephens Survey, A-536, located in the north line of the John Taylor Survey, A-547;

THENCE along the northeast line of said Reserve "B", common to the southwest right-of-way line of said New Trails Drive, S 46'27'36" E, 490.00 feet to a point for corner at the intersection of said southwest right-of-of-way line with the northwest right-of-way line of Technology Forest Place as recorded with said
Section 5;

THENCE along the southeast line of said Reserve "B" common to the northwest right-of-way line of said Technology Forest Place, S 01'27'36" E, 35.36 feet to a point for corner;

THENCE continuing along said common line S 43'32'24" W, 525.00 feet to the south corner of said Reserve "B" common to the east corner of Restricted Reserve "A" of said Section 5;

THENCE along the common line between Reserves "A" and "B" N 46'27'36" W, 515 feet to the north corner of said Reserve "A" common to the west corner of said Reserve "B" located in the southeast line of the above-mentioned Reserve "A" of said Section 6;

THENCE along the common line between said Reserve "A" of Section 6 and Reserve "B" of said Section 5, N 43'32'24" E, 550.00 feet to the POINT OF BEGINNING and containing 6.495 acres of land.

                                   EXHIBIT "A"

                                   Exhibit "B"


TENNECO BUSINESS SERVICES INC.
___________________________
___________________________

         Re: Building Construction Agreement for a Building to contain approximately 71,000 square feet ("Premises")

Gentlemen:

         You (as "Lessee") and we (as "Lessor") are executing, simultaneously with this letter agreement, a written lease covering space referred to above as more particularly described in the Lease (and hereinafter called the "Premises").

         To induce Lessee to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of the Lease may apply hereto) and in consideration of the mutual covenants herein, Lessor agrees to construct the Building, with Lessee completing its own Tenant Improvements on the following terms and conditions:

(1)      Improvement Plans and Specifications:

         It is understood that the shell building plans and specifications are complete. The building will be constructed in accordance with the plans and specifications ("Shell Building Contract Documents") and the following Construction Schedule. The aforementioned plans and specifications have been bid, by six qualified General Contractors, and were awarded to Fretz Construction.

(2)      Bid Procedure:

         As mentioned above, Shell Building Contract Documents for the building have been bid and awarded to Fretz Construction.

         It is Lessee's responsibility to award the construction contract for the Tenant Improvements to a qualified contractor from a list mutually acceptable to Lessee and Lessor. Lessee will contract direct with the successful contractor and its is Lessee's responsibility to insure that the established Tenant Improvement Construction Schedule is met.

(3)      Shell Building Construction Schedule:

         The following schedule has been reviewed and approved by Lessee. "Days" as used herein shall mean working days (Monday-Friday).

                      TENNECO PROJECT CONSTRUCTION SCHEDULE
                      -------------------------------------

         Shell Building
      Construction Schedule    Estimated Start Date    Estimated Completion Date
      ---------------------    --------------------    -------------------------


                            PER ATTACHED SCHEDULE "A"

(4)      Substantial Completion:

         The Premises shall be deemed substantially complete when Lessor has procured and delivered to Lessee a certificate signed by Lessor and Lessor's architect, certifying that the Premises is substantially complete in accordance wit the Contract Documents. For the purposes of the Lease and this Building Construction Agreement, the work to be done by Lessor shall be deemed substantially complete even though minor details or adjustments, which shall not materially interfere with Lessee's use of the Premises, may not then have been completed, but which work Lessor agrees will thereafter be completed within thirty
         (30) days thereafter, subject to extension of delay in completion is outside Lessor's reasonable control (i.e. nondelivery of items) or if the work is not of the nature that it can reasonably be completed with the thirty (30) days provided Lessor is diligently pursuing completion.

(5)      Tenant Improvement Construction Schedule:

         Lessee agrees to complete and approve Tenant Improvements Contract Documents in accordance with the following schedule. "Days" as used herein shall mean working days (Monday-Friday).

        Tenant Improvement
      Construction Schedule   Estimated Start Date   Estimated Completion Date
      ---------------------   --------------------   -------------------------

                            PER ATTACHED SCHEDULE "B"

(6)      Lessee Delay:

         Notwithstanding anything herein or in the Lease to the contrary, in the event Lessor shall be delayed in substantial completion of the Improvements as a result of an event of Lessee Delay, the commencement of the Term of the Lease and the payment of rental thereunder shall be accelerated one (1) day for each day of such Lessee Delay. For the purposes of the Exhibit "B", "Lessee Delay" shall mean any of the following:

         (a)      Lessee's delay in completing Tenant Improvement Contract
                  Documents.

         (b) Lessee's delay in bidding and awarding a construction contract.

         (c) Delay in the Construction Schedule due to delays on the part of Lessee's contractor.

(7)      Payment of Costs:

         Lessor shall provide a Tenant Improvement Allowance of $15.00 per square foot toward completion of Lessee's Tenant Improvements. Lessee agrees to pay all Tenant Improvement costs in excess of the Tenant Improvement Allowance. Lessee may hire Lessor to provide Construction Management of Lessee's Tenant Improvements for a fee equal to three percent (3%) of Tenant Improvement cost over and above Lessor's Tenant Improvement Allowance.

         If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provide below for that purpose.



                                             THE WOODLANDS CORPORATION


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                             TENNECO BUSINESS SERVICES INC.


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                             OUTLINE SPECIFICATIONS
                             ----------------------

                        TENNECO OFFICE BUILDING - VTC VI
                        --------------------------------
                              THE WOODLANDS, TEXAS

                                                                  August 8, 1995

I.       BUILDING DATA

         A.       Location:        The Woodlands Research Forest
                                   The Woodlands, Texas

         B.       Parcel Size:     6.5Acees

         C.       Building Size:

                           Office Building: 71,000 Square Feet
                           Parking: 300 cars - Regular Surface Parking Spaces

         D.       Stories:

                           Office Building: One (1)

II.      SITE WORK

         A.       CLEARING:

                  All rubbish and debris will be removed from the site. All shrubbery, grass and roots will be stripped away to a depth of six inches under the building location and under all paving areas.

         B.       STORM SEWER:

                  All paving areas will drain into an underground system which will terminate in the street storm sewer piping. Roof areas will drain to internal roof drains and into the underground storm sewer.

         C.       PAVING:

                  1. Concrete paving shall consist of 5" thick, 3,000 psi concrete reinforced with #3 bars at 18" o.c. each way over a cement stabilized 8" sub-base. Construction joints to be Armor stresslock galvanized steel control joints sectioning paving into maximum 400 square foot areas. Expansion joints to be redwood "Kelode" sectioning paving into maximum 400 square foot areas. Tops of all joints to be sealed.

Tenneco Office Building - VTC VI
Outline Specifications
August 8, 1995
Page 2


         C.       PAVING CONTINUED:

                  2.       Curbs to be reinforced concrete.

                  3. Walks to be 4" thick, 2500 psi concrete with 6 x 6 x 10/10 W.W.M. on 1" sand base. Provide sawcut control joints at 5'-0" o.c. and sealed expansion joints at 20'-0" o.c.

         D.       FILL:

                  Fill under building slab and paving areas to be select soil with a maximum plasticity index of 20, compacted to a minimum 95% Standard Proctor Density. Cut and fill conditions to be established on site grading and drainage plan.

         E.       SITE LIGHTING:

                  Parking areas shall be Illuminated with metal halide fixtures on 12' poles. Dock area shall be illuminated with wall packs mounted on concrete panels above the doors. Decorative granite and glass lanterns will be located along the front walk.

         F.       DUMPSTER AREA.

                  Dumpster area shall be enclosed along three sides by a 7' tilt-up concrete wall as shown on the drawings.

         G.       LANDSCAPING:

                  To be under separate contract. General Contractor shall bring rough grade to within 8" of finish slab elevation; grade shall slope uniformly away from building to paving areas, where rough grade shall be brought to within 4" of top of curb. General Contractor to provide P.V.C. sleeves under paving areas for installation of landscape irrigation system. Areas so designated on the drawings shall be fenced off so as to be made "off limits" to any construction activity. After the General Contractor has staked out the building location, individual trees will be identified for preservation; these trees will be protected during construction.

         H.       POND:

                  The Contractor will construct a pond where shown on the drawings. The size and shape will be determined during construction and will contain a fountain and separate rock waterfall.

Tenneco Office Building - VTC VI
Outline Specifications
August 8, 1995
Page 3


III.     BUILDING SHELL

         A.       SLAB:

                  Concrete slab will be 4-1/2" thick, 3,000 psi concrete with 6 x 6 w2.9 x w2.9 lbs. w.w.f, cast over a 6 mil polyethe1ene vapor barrier on a 1" sand leveling layer. Final elevations of slab to be determined by Civil Engineer.

         B.       EXTERNAL SKIN:

                  Walls which face the rear of building are to be 5-1/2 " thick, 3,000 psi job-cast concrete panels (reinforcing to be determined by the Structural Engineer). The panels are to be painted with two coats of textured exterior latex over one coat of alkali-resistive primer.

                  All other walls are to be constructed of an aluminum and glass curtain wall system.

         C.       GLAZING:

                  Rear building glazing shall consist of high performance, reflective 1/4" tempered glass in a clear anodized aluminum 1-3/4" x 4" flush glaze frame system. Glazing in curtain wall system shall be butt glazed high performance, reflective 1/4" tempered glass in a clear anodized aluminum 1-3/4" x 4" frame.

         D.       GLAZED ENTRY DOORS:
                  As part of the rear building wall system, two glazed entry doors shall be installed. Each door to have automatic closers, thresholds, and push and pull door hardware. Doors shall have dear anodized narrow stile aluminum frames.

         E.       ROOF:

                  Shall be single ply Duro-last system on a 3" thick lightweight concrete roof deck.

         F.       STRUCTURAL STEEL:

                  Structural framing shall be composed of steel pipe columns and open web joists to support the roof deck. All structural framing to be shop primed.

         G.       CLEAR HEIGHT:

                  16' minimum clear height to bottom of structure.

Tenneco Office Building - VTC VI
Outline Specifications
August 8, 1995
Page 4

IV.      BUILDING UTILITIES

         A.       ELECTRICAL:

                  Underground primary shall run to a pad-mounted transformer at the rear of the site. Underground secondary will run from transformer to a meter bank at the truck dock. Power provided will be 48O/277V transformed to 280/120V. A separate 3" empty conduit is provided to each building bay for fixture tenant use.

         B.       GAS:

                  Gas service will be brought to the rear of the building and terminated in stub-ups at each bay.

         C.       TELEPHONE:

                  Telephone service is brought underground to a telephone panel located at the truck dock. Secondary cable will be run in the roof joists along the rear of the building with connection fittings at each bay.

         D.       PLUMBLNG:

                  Piping

                           Water piping (underground) - Type K Copper
                           Water piping (aboveground) - Type L Copper
                           Sanitary, Vents and Roof Drainage - Cast Iron Sanitary Waste - PVC
                           Storm Drainage - PVC and Concrete

                  An insulated main water supply line is located along the center of the building in the joist space. Valved tees are located in this line in each building bay.

                  A main sanitary sewer line is located underground along the center of the building.

         V.       ADA COMPLIANCE

                  The Building common areas and parking area will be constructed in compliance with the American with Disabilities Act.

                                    EXHIBIT C
                               TO LEASE AGREEMENT

                              RULES AND REGULATIONS


PASSAGE WAY OBSTRUCTION

The sidewalks, entries, passages, courts, corridors and stairways shall not be obstructed by any Lessee, its employees or agents, or used by them for other purposes than for ingress and egress to and from their respective suites.

UPKEEP OF PREMISES

All glass, locks and trimmings in or about the doors and windows, and all electric globes and shades belonging to the Building shall be kept whole, and whenever broken by the Lessee or its agents or invitees, shall be immediately replaced or repaired and put in order by Lessee to its condition prior to damage under the direction and to the satisfaction of Lessor, and on removal shall be left whole and in good repair.

SKYLIGHTS AND WINDOWS

No floors, skylights or windows that reflect or admit light into the corridors or passage-ways, or to any other place in the Building, shall be covered or obstructed by any tenant. If Lessee desires blinds or window coverings, they must be of such shade, color, material and make as shall be prescribed by Lessor (and any awning proposed may be prohibited by Lessor).

SIGNAGE

No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style, and in such place upon or in the Building as shall be first designated by the Lessor. There shall be no duty on Lessor to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with names of the lessees, will be provided by Lessor; any necessary revision in this will be made by Lessor within a reasonable time after notice from lessee of the error or change making the revision necessary. No furniture shall be placed in front of the Building.


                                   EXHIBIT "C"
                                   Page 1 of 5

NOISE

No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises, or in any other way. No dogs or other animals shall be allowed in the Building.

USE OF PREMISES

No portion of the Building shall be used for the purpose of lodging-rooms, or for any immoral or unlawful purposes.

FIRE PROTECTION

No Lessee shall do or permit anything to be done in the premises or the common areas of the Building, or bring or keep anything therein, which will in any way increase the rate of fire insurance on the Building or property kept therein, or obstruct or interfere with the rights of other Lessees, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict wit any of the rules or ordinances of any city, county, state or federal authority. Lessee shall not be permitted to use or keep in the building any kerosene, camphene or other burning fluid.

PARKING

All vehicles will be parked within striped lanes. Parking across the stripes or in unmarked areas, blocking of walkways, loading areas, entrances or driveways will not be permitted. Unauthorized cars will not be allowed in the reserved parking areas. Should such a situation exist, Lessee, at its option, shall have the right to tow such vehicle away at the owner's expense in compliance with Texas law.

JANITORIAL SERVICE

No Lessee shall employ any person or persons other than the janitor of the Lessor for the purpose of cleaning or taking care of the premises leased, without the written consent of Lessor. Lessor shall be in no way responsible to any Lessee for any loss of property from the leased premises, however occurring, or for any damage done to the furniture by the janitor or any of its employees, or by any other person or persons whomsoever. Any person or persons employed by Lessee, with the written consent of Lessor, must be subject to and under the control and direction of

                                   EXHIBIT "C"
                                   Page 2 of 5
the janitor of the Building at all times while working in the Building. The janitor of the Building may at all times keep a pass key. The janitor and other agents of Lessor shall at all times be allowed admittance to said leased premises.

EXCESS TRASH DISPOSAL

In the even Lessee must dispose of crates, boxes, etc., which will not fit into office waste paper baskets, it will be the responsibility of Lessee to dispose of same. In no event will Lessee set such items in the public areas of the Building.

DEBRIS

Nothing shall be thrown out of the windows of the Building, or down the stairways or other passages.

CARPET DAMAGE

Lessee will be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, water staining from planters, excessive wearing by roller chairs and metal objects.

HEAVY EQUIPMENT

All safes or other heavy articles shall be carried up or into the premises only at such times and in such manner as shall be prescribed by Lessor, and Lessor shall in all cases have the right to specify the proper weight and position of any such safe or other heavy article. Any damage done to the Building by taking in or removing any safe or from overloading any floor in any way shall be paid by Lessee. Defacing or injuring in any way any part of the Building by Lessee, its agents or servants, shall be paid for by Lessee.

WATER USAGE

The water closets and other water fixtures shall not be used for any purpose other than those for which they were intended, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.


                                   EXHBIIT "C"
                                   Page 3 of 5

LOCKS AND KEYS

Lessor agrees to furnish Lessee two keys for the doors entering the Building, Lessee's suite and each entry door therein. Any additional keys will be furnished at a charge by Lessor equal to its cost plus 10% overhead. No additional locks shall be placed upon any doors without the written consent of Lessor. All necessary keys shall be furnished by Lessor, and the same shall be surrendered upon the termination of this lease, and Lessee shall then give to Lessor or its agents explanation of the combination of all locks upon the doors of vaults.

ELECTRICAL AND TELEPHONE SERVICE

If Lessee desires telegraphic, telephonic or other electric connections, Lessor or its agents will direct the electricians as to where and how the wires may be introduced, and without such direction no boring or cutting for wires will be permitted. Access to any mechanical, electrical or telephone rooms must be approved by Lessor.

ALTERATIONS AND CONTRACTOR APPROVAL

All contractors and/or technicians performing any alterations for Lessee within the Building must be referred to Lessor for approval and shall, prior to commencement, execute property lien waivers.

LESSOR'S RIGHT OF ENTRY

Lessor or its agents shall have the right to enter the Premises to examine the same or to make such repairs, alterations, or additions as Lessor shall deem necessary for the safety, preservation or improvement of the Building upon reasonable notice, at reasonable hours, except in the case of an emergency when no notice shall be required. Lessor or its agents may show said premises and place on the windows or doors thereof, or upon the bulleting board, a notice "To Rent" for one month prior to the expiration of the term of the Lease.


                                   EXHIBIT "C"
                                   Page 4 of 5

ADDITIONAL RULES AND REGULATIONS

Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and its occupants and for the preservation of good order therein.


                                             TENNECO BUSINESS SERVICES INC.


                                             By:
                                                  ------------------------------
                                             Name:    Matthew W. Appel
                                             Title:   President

                                                      LESSEE




                                             THE WOODLANDS CORPORATION


                                             By:
                                                  ------------------------------
                                             Name:    Michael H. Richmond
                                             Title:   Executive Vice President


                                   EXHIBIT "C"
                                   Page 5 of 5

                                   EXHIBIT "D"

Lessor and Lessee agree that the following items shall be excluded from Operating Expenses:

A. Capital expenditures in accordance with generally accepted accounting principles except that Operating Expenses shall include the costs (amortized over such period as Landlord shall determine, together with interest thereon at the Prime Rate adjusted daily on the unamortized balance thereof) of any capital improvement:

         1)       which acts in any manner to reduce Operating Expenses;

         2) which is required under any governmental law, code or regulation passed or enacted on or after the effective date of this Lease;

         3) which is a replacement (as opposed to additions or new improvements) of items located in the common areas adjacent to the Building, the parking area and other facilities used in connection with the Building, or involving the exterior of the Building.

         Prime Rate, as used herein, shall mean the varying per annum rate of interest which shall from day to day be equal to the per annum rate of interest then most recently established and announced by Texas Commerce Bank, N.A., Houston as its prime lending rate of interest, with each such change in such per annum rate of interest to become effective on the effective date of each such change.

B. Costs of correcting defects in the Building, the common areas adjacent thereto and the parking area and other facilities used in connection therewith, or the equipment used therein and the replacement of defective equipment to the extent such costs are covered by warranties of manufacturers, suppliers, or contractors, or are otherwise borne by parties other than Lessor, except that conditions resulting from ordinary wear and tear will not be deemed defects for the purposed of this category.

C. Costs of bringing the Building, the common areas adjacent thereto and the parking area and other facilities used in connection therewith into compliance with building codes, laws, rules, regulations, ordinances, or any other governmental rules or requirements, including, without limitation, the Americans With Disabilities Act of 1990, which compliance was required prior to the effective date of this Lease.


                            EXHIBIT "D" - Page 1 of 4

D. Costs of repairs or other work occasioned by fire, windstorm, or other casualty of an insurable nature, whether or not Lessor carries such insurance, and costs reimbursable to Lessor by governmental authorities in eminent domain or condemnation proceedings, except that the amount of any insurance deductible up to the amount of $25,000.00 shall be included in Operating Expenses.

E. Any expenses or costs that, under generally accepted accounting principles attributable to losses due to uncollected rent or fees or reserves for bad debts.

F. Any expenses that are or should be separately metered or billed directly to or separately paid by another lessee or other third party.

G. Costs of preparation of space, including buildout, renovating, or otherwise improving, changing decorating, or redecorating space, for new lessees, prospective lessees, or other occupants in the Building, Land or vacant space in the Building or Land except for routine, periodic repair, and replacement not considered to be capital items under generally accepted accounting principles.

H. Costs incurred in removing the property or improvements of former lessees or other occupants of the Building or Land.

I. Architectural fees, leasing commission, attorneys' fees, costs and disbursements, and other expenses incurred in connection with negotiations or disputes with lessees, prospective lessees, or other occupants of the Building or Land and any such expenses incurred in connection with this Lease.

J. Specific costs incurred for third parties (including other lessees), including without limitation, above Building standard electrical and/or janitorial services, and other services above Building standard.

K. All utility costs for which Lessee directly contract with local utility companies.

L. Costs incurred due to acts of Lessor, any other lessee, or other occupant of the Building causing an increase in the rate of insurance on the Building or its contents.

M. Costs, fines, interest penalties, attorneys' fees, and costs of litigation incurred due to late payment of taxes (except for penalties associated with Lessor's good faith contest of real estate taxes), utility bills, ground rentals, or mortgage debt, and other such costs incurred by Lessor's failure to make such payments when due.

N. Penalties, fines, and other costs incurred due to violations or alleged violations by Lessor, any other lessee, or any


                            EXHIBIT "D" - Page 2 of 4
         third party of any laws, rules, regulations, codes, or ordinances. It is understood and agreed that Operating Expenses shall include costs to comply with laws, rules, regulations passed or enacted by the governmental authority on or after the effective date of this Lease.

O. Costs incurred due to violations or alleged violations by Lessor, any other lessee, or other occupant of the Building of the terms and conditions of any lease or other rental arrangement covering space in the Building.

P. Wages, salaries, and other compensation of any kind or nature paid to any executive employees above the grade of director or property management (manager) and any related overhead, administrative and general office expense other than the management fee specifically provided for in the Lease.

Q. Costs incurred in the operation or construction of any concession serving the Building, including, without limitation, parking facilities.

R. Compensation paid to clerks, attendants, and other persons in any concessions operated by Lessor.

S. Ground rentals, payment of principal and interest on debt (and other debt costs), amortization payments on any mortgage or mortgages executed by Lessor covering the Building or the Land (or any portion thereof) (except to the extent that any of the foregoing may include payments or prepayments of insurance premiums or taxes that would be included in Operating Expenses if paid directly by Lessor), rental concessions, and negative cash flow guarantees.

T. Costs incurred in connection with the sale refinancing, mortgaging, or selling, or change of ownership of the Building or the Land, including, without limitation, brokerage commission, attorneys' and accountants' fees, loan brokerage fees, closing costs, interest charges and property transfer taxes.

U. State, local, federal, personal, and corporate income taxes measured by the income of Lessor from all sources or from sources other than rent alone; estate and inheritance taxes; franchise, succession and transfer taxes.

V. All costs incurred by Lessor in connection with any dispute relating tot he Lessor's title to or ownership of the Building or the Land.

W.       Advertising and promotional expenditures.

X. Costs and expenses for owning, leasing, and maintaining sculpture, painting, and other works of art installed in and/or on the Building or the Land.


                            EXHIBIT "D" - Page 3 of 4

Y.       Contributions to charitable organizations.

Z. Expenses and costs relating in any way whatsoever to the identification, testing, monitoring and control, encapsulation, removal, replacement, repair, or abatement of any hazardous materials within the Building or the Land a) which material was classified as "hazardous" prior to the effective date of this Lease and b) was required to be removed, replaced, repaired or abated prior to the effective date of this Lease.

AA.      Any cost related to the Houston Open Golf Tournament.

BB.      Depreciation and amortization, except as provided in A above.

CC. Fees or other compensation paid to subsidiaries or affiliates of Lessor for services on or to the Building providing the scope of work is the same, to the extent that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate.

DD.      Management Fees in excess of that provided for in the Lease.

EE. Repairs or replacements of the roof, foundation, structure, and exterior walls of the Building caused by deficient design, selection of materials, or construction.

FF. Repairs or replacements of any equipment or component of the Building caused by deficient design, selection of materials, or construction.

GG.      Initial construction clean-up and initial landscaping.

HH. Any other expense which under generally accepted accounting principles and practice would not be rendered as a normal maintenance or operating expense.

II. Any expense in excess of Lessor's actual operating costs. (Consequently, Lessor may not pass onto the Lessee any cost which Lessor did not actually incur.)


                            EXHIBIT "D" - Page 4 of 4

                                   EXHIBIT "E"

                             CLEANING SPECIFICATIONS


NIGHTLY SERVICES - OFFICES, PUBLIC AREAS (Mon.-Fri. 6:00 p.m.-10:00 p.m.)

         1. Empty waste receptacles, transfer to designated location for removal.

         2. Sweep hard surface flooring with chemically treated dry mop, creating no dust and wet mop thoroughly.

         3. Hand dust office furniture, paneling, and window sills. Spot clean desk tops to remove film, smudges, and markings where desks are left free of papers, office equipment, etc.

         4. Empty and clean ashtrays. Empty debris from sand urns, smooth sand, and replace when necessary.

         5. Wash, clean and disinfect dispensing area of water fountains and coolers. Wash metal housings and shiny metal fixture units.

         6. Spot clean main entrance door glass, any adjacent side glass and interior partition glass to remove fingerprints and smudges.

         7.       Use lights only in areas being cleaned.

         8. Vacuum carpeted areas. All traffic lane areas of tenant spaces and common corridors will be vacuumed with a machine which utilizes an agitation devise. Spot clean spills and smudges caused during the day.

         9. Police sidewalks at lobby entrance and exterior break areas, picking up trash and cleaning as needed.

         10.      Spot clean walls and vertical woodwork within reach.

         11. Vacuum and spot clean all elevators thoroughly - floors, walls, tracks, phones, etc. Parking garage elevator included where applicable.

         12. Remove main entrance door mats, vacuum mats and return to proper location.

         13. Remove smudges, fingerprints and scuff marks from doors and door jams.

NIGHTLY SERVICES - LAVATORIES

         1.       Wet mop thoroughly and disinfect lavatory floors.

         2.       Polish mirrors, brightwork, enameled surfaces.

         3.       Wash and disinfect all basins, bowls and urinals.

         4. Hand dust, clean and disinfect all partitions, counter tops, tile ledges, hand towel, toilet tissue and sanitary napkin dispenses.

         5. Clean and fill toilet tissue, hand soap, hand towel, and sanitary napkin dispensers.

         6.       Empty and clean all waste receptacles.

         7.       Spot clean vinyl and ceramic walls.

         8. Remove smudges, fingerprints and scuff marks from both sides of entry doors.

         9.       Clean and polish floor drain covers.


WEEKLY SERVICES

         1. Remove fingerprints, smudges, and scuff marks from vertical and horizontal surfaces within reach. This includes, but may not be limited to, doors, walls, glass partitions, and window sills.

         2. Perform high and low dusting, including cleaning baseboards with a damp cloth.

         3.       Polish entry door thresholds.

         4.       Polish elevator door tracks.


MONTHLY SERVICES

         1. Wash down ceramic tile walls in lavatory compartment partitions.

         2. Perform high dusting on air vents and exterior of light fixtures.

         3.       Machine scrub exterior entrance surface and walkways.

         4.       Shampoo interior and exterior mats.

         5.       Shampoo lobby stairs carpet.

         6.       Clean exterior building signage between the hours of 5:00 a.m.
                  - 1:30 p.m. with ground crew.

FLOOR SERVICES (Perform the following as often as necessary but at least as often as indicated.)

1.       Lobby Pavers (as applicable)

         a.       Strip and seal - annually
         b.       Scrub and wax - bi-monthly
         c.       Hi-speed buff - semi-monthly
         d. Lobby floors not requiring finish will be scrubbed semi-monthly

2.       Restroom Floors

         a.       Scrub - monthly

3.       Vinyl Floors

         a.       Strip and seal - annually
         b.       Scrub and wax - bi-monthly
         c.       Hi-speed buff - three times per month

GLASS

         1. Clean all perimeter exterior windows two (2) times per year. Any interior window cleaning is at tenant's expense.

                                   RIDER NO. 1
                            TO LEASE AGREEMENT DATED
                    _________________, 19___, BY AND BETWEEN
                    THE WOODLANDS CORPORATION, AS LESSOR, and
                    TENNECO BUSINESS SERVICES INC., AS LESSEE


1.       RENEWAL OPTION

Lessor and Lessee agree that the term of this Lease may, at the option of Lessee, be extended for one (1) additional term of five (5) years ("Renewal Term"); provided that, (i) this Lease is in full force and effect and no condition or event of default exists uncured at the time of the election to extend and at the commencement of the Renewal Term; (ii) Lessee gives written notice to Lessor, not more than eight (8) months nor less than six (6) months prior to the end of the initial Term of this Lease advising Lessor of Lessee's conditional election to extend the Term of this Lease; (iii) within fifteen (15) days of receipt of Lessee's conditional exercise of its option to extend the term of this Lease, Lessor shall advise Lessee of what it determines to be the then prevailing market Base Rent Rate for comparable space in the Building at the time the Renewal Term commences and failure of Lessor to respond within ten
(1) business days after receipt thereof shall be a response that there is no increase in Base Rent Rate for the Renewal Term; and (iv) within fifteen (15) days of receipt of Lessor's determination of the prevailing market Base Rent Rate ("as is" with no broker commission payable space), Lessee shall either (a) rescind its election, or (b) confirm its election--failure of Tenant to respond shall be a rescission of its election. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (a) the Base Rent during the Renewal Term shall be the prevailing market Base Rent rate (similarly defined) for space in a similar building in The Woodlands area at the time Renewal Term commences, (b) Lessee shall have no option to renew this Lease beyond the Renewal Term set out above, (c) the leasehold improvements will be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences, (d) the "Term" as defined in the Lease, shall include any Renewal Term that has been duly exercised by Lessee and provisions 2, 4, 5, 6, and 7 of this Rider 1 shall not apply.

2.       CANCELLATION OPTION

Notwithstanding anything to the contrary herein, provided there is no uncured default by Lessee in any of the terms and conditions of the Lease, Lessee reserves the option to terminate this Lease to be effective on that date which is five (5) years after the Commencement Date ("early termination date"). Lessee's option of early termination can only be exercised upon satisfaction of the following conditions precedent:

         (i) Notice. Delivery of written notice of early termination to Lessor at least 360 days prior tot he early termination date described above; and

         (ii) Termination Fee. Delivery to Lessor, together with the notice, of a termination fee of $250,000.00.

         (iii) Termination of Cancellation Option. If Lessee fails to exercise this option within the period herein stipulated, the cancellation option shall terminate and be of no further force or effect.

3. Lessor agrees to provide Lessee with a sign panel on the monument sign located on the Land at Lessee's sole expense. Lessor consents to such signage. Lessee shall have the right to rename the Building.

4.       EMPLOYEE INCENTIVES

         Provided there is no uncured default by Lessee in any of the terms and conditions of the Lease, Lessor shall make available to lessee or its employees the following incentives during the period ("Incentive Period") commencing with the Effective Date and terminating on September 30, 1996:

         (A) For each employee of Lessee who finances the purchase of a home in The Woodlands through Lessor's subsidiary, Mitchell Mortgage Company, during the Incentive Period, Lessor will cause Mitchell Mortgage Company to reduce the origination fee charged to such employee to one half of 1%;

         (B) During the Incentive Period, Lessor will provide room rates of $85.00 per night for up to six (6) rooms (subject to availability) at The Woodlands Executive Conference Center and Resort for Lessee's employees needing overnight accommodations for the purpose of locating housing with The Woodlands.

         (C) During the Incentive Period, subject to availability, Lessor will make available to Lessee two (2) furnished two (2) bedroom apartments in an apartment project in The Woodlands owned by Lessor at 30% off the regular monthly rental. The rent will not include utilities or maid service. Lessee must give Lessor at least 30 days prior notice of the need for each apartment.

5.       TEMPORARY SPACE

         Between the Effective Date and the Commencement Date, provided there is no default by Lessee in any of the terms and conditions of the Lease, Lessor will make available to Lessee, rent free, on an "as is" basis, subject to availability, 3,000 to 5,000 square feet of rentable floor area in a building in The Woodlands owned by Lessor, said space to be designated by Lessor.

6.       PAVILION TICKETS

         Lessor shall provide Lessee with four (4) season tickets for the 1996 concert season of The Cynthia Woods Mitchell Pavilion.

7.       WARRANTY

         Notwithstanding anything in the Lease to the contrary, Lessor warrants all mechanical components of the Building for a period of one (1) year from the Commencement Date and the roof and structural components of the Building for the Term of the Lease. Lessor shall pay for all roof replacements, if any, and all repairs to structural components of the Building, which costs shall not be a part of Operating Expenses. Patching and roof repairs shall be paid by Lessee as a part of Operating Expenses.


8.       TAX ABATEMENT AND UTILITY DISCOUNT

         It is understood and agreed that all tax abatement benefits and/or utility discounts, if any, shall accrue to the benefit of Lessee. Lessee agrees to comply with the terms of all utility discount and tax abatement agreements entered into or assigned to lessee, if any. Lessee shall be responsible for payment to Lessor of any and all taxes and/or charges rolled back and penalties incurred due to default by Lessee in any of the terms of these agreements.


                                       THE WOODLANDS CORPORATION


                                       By:
                                          --------------------------------------



                                       TENNECO BUSINESS SERVICES INC.


                                       By:
                                          --------------------------------------